Exhibit T3A.27

Control No. 08043498

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

ORGANIZATION

1       Karen C Handel, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

CBL STATESBORO MEMBER, LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 05/30/2008 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on May 30, 2008

Karen C Handel
Secretary of State

Control No: 08043498 Date Filed: 05/03/2008 01:56 PM Karen C Handel Secretary of State

ARTICLES OF ORGANIZATION

OF

CBL STATESBORO MEMBER, LLC

To the Secretary of State
of the State of Georgia

FIRST: The name of the limited liability company (the “Company”) is CBL Statesboro Member, LLC.

SECOND: The principal office address of the Company is:

CBL Center, Suite 500

2030 Hamilton Place Boulevard

Chattanooga, Tennessee 37421.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on May 29, 2008.

Jeffery V. Curry, Organizer

0465113.01

OFFICE OF SECRETARY OF STATE
CORPORATIONS DIVISION

315 West Tower, #2 Martin Luther King, Jr. Drive

Atlanta, Georgia 30334-1530

(404)656-2617
Registered agent, officer, entity status information via the Internet http://www. georgiacorporations. org

TRANSMITTAL INFORMATION

GEORGIA LIMITED LIABILITY COMPANY

KAREN HANDEL Secretary of State

IMPORTANT
Remember to include your e-mail address when completing this transmittal form.

Providing your e-mail address allows us to notify you via e-mail when we receive your filing and when we take action on your filing. Please enter your e-mail address on the line below. Thank you.

E-Mail: amanda.atchley@huschblackwell.com

NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE REMAINDER OF THIS FORM
1.
LLC Name Reservation Number (if one has been obtained; if articles are being filed without prior reservation, leave this line blank) CBL Statesboro Member, LLC
LLC Name (List exactly as it appears in articles)
2.	Jeffery V. Curry		423-266-5500
	Name of person filing articles (certificate will be mailed to this person, at address below) 2030 Hamilton Place Boulevard, Suite 150		Telephone Number
	Address Chattanooga	TN	37421
	City	Stale	Zip Code
3.	CBL Center, Suite 500, 2030 Hamilton Place Boulevard
Principal Office Mailing Address of LLC (Unlike registered office address, this may be a post office box)
	Chattanooga	TN	37421
	City	State	Zip Code
4	Corporation Service Company
Name of LLC’s Registered Agent in Georgia 40 Technology Pkwy South, #300
Registered Office Street Address of LLC ín Georgia (Post office box or mail drop not acceptable for registered office address)
	Norcross	Gwinnett	GA	30092
	City	County	State	Zip Code
5.	Name and Address of each organizer (Attach additional sheets if necessary)

Jeffery V. Curry	2030 Hamilton Pl. Blvd.	Chattanooga	TN	37421
Organizer	Address	City	State	Zip Code
Organizer	Address	City	State	Zip Code

6

Mail or deliver the following items to the Secretary of State, at the above address:

1) This transmittal form

2) Original and one copy of the Articles of Organization
3) Filing fee of $ 100.00 payable to Secretary of State. Filing fees are NON-refundable.

5-29-08
Authorized Signature Member, Manager, Organizer or Attorney-in-fact (Circle one)	Date
Request certificates and obtain entity Information via the Internet: http://vww.georgiacorporations.org FORM 231